Registration No. 333-85886 Rule 424(b)(2)
Pricing Supplement		Pricing Supplement Number 18(a) Dated Monday, November 4, 2002
CUSIP Number	Principle Amount	Gross Concession	Net Proceeds	Coupon Rate	Coupon Frequency	Maturity Date
44181EMZ8	$7,822,000.00	.300%	$7,798,534.00	7.100%	Semi-Annual	5/15/2004
1st Coupon Date	1st Coupon Amount	Survivors Option	Product Ranking		Moodys Rating	S & P Rating
5/15/2003	$37.08	YES	Senior Unsecured Notes		A2	A-

Redemption Information: Non-Callable

Joint Lead Managers and Lead Agents: Banc of America Securities LLC, INCAPITAL LLC.
Agents: A.G Edwards & Sons, Inc., Edward D. Jones & Co. L.P., Fidelity Capital Markets, Merrill Lynch & Co., Morgan Stanley, Salomon Smith Barney Inc., UBS Paine Webber, Wachovia Securities.

If the maturity date or an interest payment date for any note is not a Business Day (as term is defined in Prospectus), principal, premium, if any, and interest for that note is paid on the next Business Day, and no interest will accrue from, and after, the maturity date or interest payment date.

Household Finance Corp. 2700 Sanders Road Prospect Heights, IL 60070

Trade Date: Monday, November 4, 2002 @12:00 PM ET
Settlement Date: Thursday, November 7, 2002
Minimum Denomination/Increments: $1,000.00/$1,000.00
All Trade Settle Flat and clear SDFS: DTC Book Entry Only
DTCNumber: 0262 via BNY Clearing Services, LLC
InterNotes(SM) is the service mark of Incapital, LLC.
All rights reserved.

					Household Finance Corporation $10,000,000,000 HFC InterNotes Prospectus Dated 29-May-02 Page 1 of 1